Exhibit 99.1

CBD Media LLC Reports Fourth Quarter and Full Year 2004 Financial Results

CINCINNATI, OH – April 7, 2005 – CBD Media LLC (“CBD” or the “Company”), the exclusive print and Internet directory publisher operating under the market brand name of Cincinnati Bell, today reported results for its fourth quarter and full year ended December 31, 2004.

Net revenue for the fourth quarter was $21.3 million, down 1.4% from $21.6 million for the quarter ended December 31, 2003, and EBITDA was $9.9 million, down 14.8% from $11.6 million for the quarter ended December 31, 2003. The decrease in EBITDA was attributable to increases in General and Administrative (“G&A”) costs and cost of revenue. G&A costs were up $0.9 million, or 100% for the quarter at $1.9 million, primarily as the result of a management payout of $0.9 million associated with the October 2004 recapitalization to personnel that is included in the G&A cost classification. Cost of revenue increased by $0.4 million primarily as the result of a management payout of $0.4 million associated with the October 2004 recapitalization to personnel that is included in the cost of revenue classification. Net loss for the fourth quarter was $1.9 million versus being nearly breakeven for the quarter ended December 31, 2003. For the fiscal year ended December 31, 2004, net revenue was $87.7 million, up 1.6% from $86.3 million in 2003. EBITDA was $45.8 million for 2004, down $3.3 million from $49.1 million in 2003. The decrease in EBITDA was the result of higher revenues offset by $1.3 million in management payouts associated with the October 2004 recapitalization, $1.5 million for the tax distributions to management personnel, $1.1 million for professional fees associated with the examination of alternative capital structures, and a $0.7 million increase in management fees. Net loss for the year ended December 31, 2004 was $0.1 million, down from $2.7 million in 2003. EBITDA represents earnings before interest, taxes, depreciation and amortization. EBITDA is included to provide additional information with respect to our ability to satisfy our debt service, capital expenditure and working capital requirements.

Cash flow provided by operating activities was $5.8 million for the quarter ended December 31, 2004 versus cash flow provided by operating activities of $5.4 million for the quarter ended December 31, 2003. Cash flow provided by operating activities was $27.3 million for the year ended December 31, 2004 versus cash flow provided by operating activities of $28.0 million for the year ended December 31, 2003. Cash decreased in the quarter by $0.4 million versus a $5.8 million increase in the same quarter last year. The change was due to the transactions associated with the October 2004 recapitalization. As of December 31, 2004, CBD’s cash balance was $13.7 million with outstanding total debt of $303.0 million. Capital expenditures were nominal at $35,000 for the quarter and $74,000 for the year ended December 31, 2004.

“Despite the continued economic challenge of selling advertising to predominately small to medium size businesses, CBD Media produced solid financial results in 2004,” said Douglas A. Myers, President and Chief Executive Officer. “The revenue growth in 2004 will place CBD Media as one of the top performing Telco publishers, as our margins provide the cash flow to repay our debt.”

FOURTH QUARTER – UNAUDITED SELECTED FINANCIAL INFORMATION

Unaudited selected financial information for the three months ended December 31, 2004 and 2003, and the twelve months ended December 31, 2004 and 2003 are below.

	Three Months Ended December 31, 2004	Twelve Months Ended December 31, 2004	Three Months Ended December 31, 2003	Twelve Months Ended December 31, 2003
	(Dollars in thousands)
Statement of Operations Data:
Net revenue	$21,300	$87,654	$21,638	$86,285
Cost of revenue	9,547	34,617	9,105	33,409
General and administrative expense	1,873	7,278	938	3,749
Depreciation and amortization	6,451	25,798	6,639	26,532

Total operating expenses	17,871	67,693	16,682	63,690

Operating income before interest	3,429	19,961	4,956	22,595
Interest expense, net	5,301	20,041	4,982	25,341

Net income (loss)	$(1,871)	$(80)	$(26)	$(2,746)

Balance Sheet Data (at period end):
Cash and cash equivalents		$13,680		$22,466
Total assets		308,132		340,494
Total debt		303,000		308,600
Total member’s capital (deficit)		(10,920)		15,557

Other Financial Data:
EBITDA(1)	$9,881	$45,759	$11,595	$49,127
Capital expenditures	35	74	—	48
Cash flows provided by (used in):
Operating activities	5,769	27,327	5,412	28,041
Investing activities	(35)	(74)	—	(48)
Financing activities	(6,116)	(36,039)	358	(38,740)

(1)	EBITDA represents earnings before interest, taxes, depreciation and amortization. EBITDA should not be considered in isolation or as a substitute for net income, cash flows from operating activities and other income or cash flow statement data prepared in accordance with generally accepted accounting principles. EBITDA is included to provide additional information with respect to your ability to satisfy our debt service, capital expenditure and working capital requirements. While EBITDA is used as a measure of operations and our ability to meet our debt service requirements, it is not necessarily comparable to other similarly titled captions of other companies due to differences in methods of calculations. Management believes the most directly comparable measure to EBITDA calculated in accordance with generally accepted accounting principles is operating cash flow as presented in the statement of cash flows. The calculation of EBITDA is set forth below:

	Three Months Ended December 31, 2004	Twelve Months Ended December 31, 2004	Three Months Ended December 31, 2003	Twelve Months Ended December 31, 2003
	(Dollars in thousands)
Statement of Operations Data:
Net income (loss)	$(1,871)	$(80)	$(26)	$(2,746)
Interest expense, net	5,301	20,041	4,982	25,341
Depreciation and amortization	6,451	25,798	6,639	26,532

EBITDA	$9,881	$45,759	$11,595	$49,127

	Three Months Ended December 31, 2004	Twelve Months Ended December 31, 2004	Three Months Ended December 31, 2003	Twelve Months Ended December 31, 2003
	(Dollars in thousands)
Cash flows provided by operating activities	$5,769	$27,327	$5,412	$28,041
Cash interest expense	6,856	18,843	7,953	19,360
Changes in working capital accounts	(2,744)	(411)	(1,770)	1,726

EBITDA	$9,881	$45,759	$11,595	$49,127

FOURTH QUARTER CONFERENCE CALL

CBD Media LLC will hold its fourth quarter conference call on April 8, 2005 at 9:00 a.m. EST and can be accessed by dialing 1-800-422-9256. The call will be operator assisted, therefore a passcode is not required. A Replay of the conference call will be available through April 15 by dialing 1-888-843-8996. The passcode for the Replay is 11385497.

ABOUT CBD MEDIA LLC

CBD Media LLC is the twelfth largest directory publisher in the United States based on 2002 revenues. The Company is the exclusive directory publisher for Cincinnati Bell branded yellow pages in the Cincinnati-Hamilton metropolitan area, which is the 23rd largest metropolitan area in the country. CBD Media was created on March 8, 2002, as the result of the purchase of fourteen yellow page directories for $343.4 million, by Spectrum Equity Investors, a private equity firm, from Broadwing, now renamed Cincinnati Bell.

FORWARD LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. Forward-looking statements are not guarantees of future performances and involve known and unknown risks, uncertainties and other factors which may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. These risks, include, but are not limited to: national and local economic and business conditions that affect advertising expenditures by businesses and individuals as wall as consumer trends in the usage of our principal product; our ability to maintain relationships with third-party service providers; the effect of competition in local telephone service on Cincinnati Bell Telephone and our relationships with that company; changes in taxes and government regulations that influence local phone service; our degree of leverage, which may affect our ability to obtain financing in the future; the reduction in our operating flexibility resulting from restrictive covenants in our debt agreements, including the risk of default that could occur; the effects of tax legislative action; the effect of any rating agency downgrades on the cost and availability of new debt financings; our relationship with our principal stockholders; and other risk factors discussed in our Registration Statement on Form S-4 (Registration No. 333-107783) and in other reports and documents we file with the Securities and Exchange Commission, or the Commission. For further information regarding risks and uncertainties associated with our business, please refer to the Company’s filings with the SEC. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All information in this release is as of April 2, 2004 and the Company undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

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